                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 2, 1997
                                                 -------------------------------


                            OMEGA ENVIRONMENTAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                         Commission File Number 0-20267



       DELAWARE                                             91-1499751
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)


                     19805 NORTH CREEK PARKWAY, PO BOX 3005
                    BOTHELL, WASHINGTON                     98041-3005
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)



                                  206-486-4800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


          ---------------------------------------------------------------
         (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED
                               SINCE LAST REPORT)

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          On May 2, 1997, Omega Environmental, Inc. (the "Company"), a Delaware Corporation, filed a voluntary petition in the United States Bankruptcy Court for the Western District of Washington, Case No. 97-06084 (the "Bankruptcy Court") for protection and reorganization under Chapter 11 of the United States Bankruptcy Code. The filing was made to facilitate the restructuring of its operations and financing arrangements. Although the Company's tangible assets exceed its liabilities, the Company elected to seek protection to ensure adequate cash flow. Implementation of a plan of reorganization is subject to a number of conditions and uncertainties, including negotiations with the Company's principal secured lender, BNY Financial Corporation ("BNYFC") and approval of the plan by other creditors and the Bankruptcy Court. The Company has not yet proposed a plan of reorganization. The Company is presently negotiating with several lenders, including BNYFC, to obtain debtor-in-possession financing. The Company estimates that as of December 31, 1996, it had trade debts of nearly $27 million, approximately $21 million secured in bank loans, and other liabilities which are not yet ascertained.

          The Bankruptcy Court approved an order (the "Order"), agreed to by the Company and BNYFC, authorizing the use of cash collateral on May 7, 1997. The Order authorizes the Company to use cash collateral, among other things, in accordance with the terms and provisions of the Order during the period from May 7, 1997 through May 28, 1997.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          EXHIBITS

          99.1      Press Release, dated May 2, 1997

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  OMEGA ENVIRONMENTAL, INC.
                                                  (Registrant)




Date:    May 14, 1997                               /s/  Jeffery B. Weinress
                                                -----------------------------
                                                  Jeffery B. Weinress
                                                  Chief Financial Officer
                                                  (Principal Financial Officer)